As filed with the U.S. Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Erayak Power Solution Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	3621	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

No. 528, 4th Avenue

Binhai Industrial Park

Wenzhou, Zhejiang Province

People’s Republic of China 325025
+86-577-86829999—telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Telephone: +1-212-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 28, 2024

Erayak Power Solution Group Inc.

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of Class A ordinary shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 16 for more information.

Our Class A ordinary shares are traded on the Nasdaq Capital Market under the symbol “RAYA.” On March 26, 2024, the closing price of our Class A ordinary shares as reported by the Nasdaq Capital Market was $0.61. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the Class A ordinary shares of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating entity based in China. We do not use a Variable Interest Entity (“VIE”) structure.

Throughout this prospectus, unless the context indicates otherwise, references to “Erayak”, “we,” “us,” the “Company,” “our company” refer to Erayak Power Solution Group Inc., a holding company. References to “Subsidiaries,” “Operating Subsidiaries,” or “PRC subsidiaries” refer to the Erayak’s subsidiaries established under the laws of the People’s Republic of China. References to “Group” are to Erayak and its consolidated subsidiaries collectively.

Erayak Power Solution Group Inc., or Erayak, is a holding company incorporated in Cayman Islands. As a holding company with no material operations, Erayak conducts a substantial majority of its operations through its subsidiaries established in the People’s Republic of China, or the PRC or China. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Class A ordinary shares should be aware that they will not and may never directly hold equity interests in the PRC operating entities, but rather purchasing equity solely in Erayak, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Investing in our Class A ordinary shares involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of material risks of investing in our Class A ordinary shares in “Risk Factors” beginning on page 16 of this prospectus.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us” on page 16, “Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 19, and “We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers” on page 24.

In particular, as substantially all of our operations are conducted through the PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As confirmed by our PRC counsel, Gaopeng & Partners, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in China.”

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of the offerings in connection with this registration statement. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 17.

As of the date of this prospectus, according to our PRC counsel, Gaopeng & Partners, although we are required to complete the filing procedure in connection with our offerings under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. In other words, although the Company has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 16 this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Class A ordinary shares.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, TPS Thayer, our independent registered public accounting firm for the fiscal year ended December 31, 2022 and 2021, and Fortune CPA, our independent registered public accounting firm for the fiscal year ended December 31, 2023, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TPS Thayer and Fortune CPA’s compliance with applicable professional standards. As of the date of this annual report, neither TPS Thayer nor Fortune CPA is included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. TPS Thayer is headquartered in Sugar Land, Texas, and its registration with the PCAOB took effect in September 2020 and it is currently subject to PCAOB inspections. Fortune CPA is headquartered in Orange, California, and its registration with the PCAOB took effect in April 2022 and it is currently subject to PCAOB inspections. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 33.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Erayak’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” and “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors — Risks Related to Doing Business in China — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws,” and “Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Erayak Power Solution Group Inc. is permitted under the Cayman Islands laws to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Erayak HK is also permitted under the laws of Hong Kong to provide funding to Erayak Power Solution Group Inc. and Erayak BVI through dividend distribution without restrictions on the amount of the funds. The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary, through the way of current lending. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 4 and “Consolidated Financial Statements” incorporated by reference into this prospectus.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our corporate structure is a direct holding structure without a VIE structure, that is, the overseas entity to be listed in the U.S., Erayak Power Solution Group Inc., or Erayak, wholly owns Wenzhou Wenjie Information Technology Co. Ltd., or Erayak WFOE or the WFOE, and other domestic operating entities indirectly through holding of the BVI company, Erayak Power Solution Limited, or Erayak BVI, and Hong Kong company, Erayak Power Solution Hong Kong Limited, or Erayak HK.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Erayak at the close of this offering, the funds can be directly transferred to Erayak BVI and then Erayak HK, and then transferred to subordinate operating entities through the WFOE.

If the Company intends to distribute dividends, Ruike or Zhejiang Leiya will transfer the dividends to Erayak WOFE, which then will transfer the dividends to Erayak HK in accordance with the laws and regulations of the PRC, and then Erayak HK will transfer the dividends to Erayak BVI, which will transfer the dividends to Erayak, and the dividends will be distributed from Erayak to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods and as of the date of this prospectus, except for transfers and loans made by Zhejiang Leiya and Erayak WFOE on behalf of the holding company to fulfill certain maintenance requirements in Cayman Islands and legal expenses relating to this offering, no dividends or distributions have been made to date between the holding company and its subsidiaries, or to investors. See “Transfers of Cash to and from Our Subsidiaries” on page 4. Neither the holding company nor subsidiaries have declared dividends as of the date of this prospectus. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” on page 59 of the 2022 Annual Report for more information.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 14 for additional information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the annual report (the “2022 Annual Report”) and the half year report on Form 6-K (the “Half-year Report”).

Prospectus Conventions

●	“China” or the “PRC” refer to the People’s Republic of China;

●	“Erayak” refers to Erayak Power Solution Group Inc., a Cayman Islands exempted company;

●	“Erayak BVI” refers to Erayak Power Solution Limited, a British Virgin Islands company and a wholly-owned subsidiary of Erayak;

●	“Erayak HK” refers to Erayak Power Solution Hong Kong Limited, a Hong Kong company and a wholly-owned subsidiary or Erayak BVI;

●	“Erayak WFOE” refers to Wenzhou Wenjie Information Technology Co. Ltd., a wholly foreign-owned enterprise (“WFOE”) incorporated in the PRC and a wholly-owned subsidiary of Erayak HK;

●	“Wenzhou New Focus” refers to Wenzhou New Focus Technology & Electronic Co., Ltd., a PRC company and a wholly-owned subsidiary of Zhejiang Leiya;

●	“Ruike” refers to Ruike Electronics (Wenzhou) Co., Ltd., a PRC company and a wholly-owned subsidiary of Erayak HK; and

●	“Zhejiang Leiya” refers to Zhejiang Leiya Electronics Co. Ltd., a PRC company and a wholly-owned subsidiary of Erayak WFOE.

This prospectus contains translations of certain RMB amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates are listed below:

	June 30,	December 31,	December 31,
	2023	2022	2021

Period Ended RMB: USD exchange rate	7.2513	6.8972	6.3726
Period Average RMB: USD exchange rate	6.9283	6.7290	6.4508

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

Erayak Power Solution Group Inc. was formed in 2019 under the laws of the Cayman Islands. Erayak conducts business primarily through its wholly-owned subsidiaries, Ruike, Zhejiang Leiya and Wenzhou New Focus, in the People’s Republic of China, or the PRC. We specialize in the manufacturing, research and development (“R&D”), and wholesale and retail of power solution products. Our product portfolio includes sine wave and off-grid inverters, inverter and gasoline generators, battery and smart chargers, and custom-designed products. Our products are used principally in agricultural and industrial vehicles, recreational vehicles (“RVs”), electrical appliances, and outdoor living products. Our primary office is located in Zhejiang province, where we serve a large customer base throughout PRC and expand our reach to international clients. Our goal is to be the premier power solutions brand and a solution for mobile life and outdoor living. We seek to leverage our flexibility and passion for quality to provide a personalized mobile living solution for each customer.

Since the founding of Zhejiang Leiya in 2009, it has grown to be a manufacturer that not only designs, develops and mass produces our own brand of premium power solution products, but has also established e-commerce channels in the retail chain. We, through our PRC subsidiaries, also offer our products in Japan, England, Germany, France, Spain, Switzerland, Sweden, the Netherlands, the U.S., Canada, Mexico, Australia, United Arab Emirates, and 9 other countries. Zhejiang Leiya manufactures all of our products in factories operating under quality management systems accredited by the International Organization for Standardization (ISO 9001:2015). Furthermore, our products have been tested for regulatory compliance and safety. Some of our compliance marks include: TÜV certification from Technischer Überwachungsverein, an internationally recognized service company; GS Mark for safety under the German Equipment and Product Safety Act; C-tick certification by the Australian Communications Media Authority; FCC Mark from the U.S. Federal Communications Commission, PAH certification mark for Polycyclic Aromatic Hydrocarbon concentrations; REACH Certification for substances of very high concern under the European Chemicals Agency; CE Mark certifying compliance with European Union safety, health and environmental protection standards; RoHs Mark for compliance with the Restriction of Hazardous Substances in the European Union; c ETL Certification for compliance with Canadian safety standards; and us ETL Mark for compliance with U.S. safety standards.

We generated revenue mostly from three types of products: (1) inverters constituted approximately 52%, 82% and 86% of our total revenue for the fiscal years ended December 31, 2022, 2021 and 2020, respectively; (2) chargers, which generated approximately 2.16%, 7.52% and 7.39% of our total revenue for the fiscal years ended December 31, 2022, 2021 and 2020, respectively; (3) gasoline generators generated approximately 43.82%, 8.28% and 4.91% of our total revenue for the fiscal years ended December 31, 2022, 2021 and 2020, respectively. As of the date of this prospectus, we have also launched a few new products, such as stacked energy storage system, hybrid solar inverter, portable power station.

Due to our substantial investment in research and development, Zhejiang Leiya was awarded High-Tech Enterprise status by the Zhejiang provincial government, which qualified us for China’s National High-Tech Enterprise Program, a national-level program. Specifically, companies in the China’s National High-Tech Enterprise Program are eligible for up to a 10% corporate income tax break and certain deductions related to intangible assets, such as obtaining patents in the R&D process. Additionally, our research and patents in the power solution space have brought us local recognition; we were awarded certificates by the provincial and city government that identifies us as a Zhejiang Science and Technology Enterprise, and a Wenzhou Science and Technology Innovation Enterprise. These certificates entitle us to certain preferential tax treatment and sometimes grants from the government to aid R&D efforts in furtherance of the business. Furthermore, we are a supplier for many international companies, including Einhell Germany AG, Canadian Tire Corporation Limited, Steren Electronics International, LLC, etc.

Zhejiang Leiya’s products are customized and built to order, or BOT. The BOT business model maximizes our flexibility in production scheduling, material procurement, and delivery to meet our customers’ unique demands. We have adopted a multi-step, full-service system to ensure quality and client satisfaction. Customers can choose from within our product portfolio and communicate specified requirements to the sales department. Our technical department will evaluate the request’s feasibility and coordinate with the customer to make adjustments. The production department will create samples that will undergo   inspection by the quality inspection department for quality and material warranty. The sales department will submit the prototype, inspection report, quality assurance, and quote to the customer for verification. After confirmation by the customer, our procurement department will purchase the raw materials, and the production department will fulfill the order. Finally, our inspection department will inspect and issue a report affirming the quality before the production department pack and deliver the final product to the customer.

Recent Development

On December 19, 2022, the Company completed its initial public offering. In this offering, the Company issued 3,000,000 Class A ordinary shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$12 million before deducting any underwriting discounts or expenses. The Class A ordinary shares began trading on December 14, 2022 on the Nasdaq Capital Market under the ticker symbol “RAYA.”

On October 12, 2023, the Company notified its independent registered public accounting firm, TPS Thayer its decision to dismiss TPS Thayer as the Company’s auditor. On the same day, the Audit Committee and the Board of Directors of the Company appointed Fortune CPA Inc as its new independent registered public accounting firm to audit the Company’s financial statements.

On November 30, 2023, Ms. Peiling Cheng tendered her resignation as independent director of the Company, effective November 30, 2023. On the same day, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Tsang Sheung was appointed as independent director and chair of compensation committee of the Company, effective November 30, 2023.

Corporate Structure

Below is a chart illustrating our current corporate structure:

Our Products

Through our PRC subsidiaries, Ruike, Zhejiang Leiya and Wenzhou New Focus, we are mainly engaged in the manufacturing, R&D, and wholesale and retail of power solution products. According to our total revenue in the past three fiscal years, inverters, chargers, and gasoline generators are our top three categories, encompassing more than 95% of our total sales. Our sine wave inverters require high technical expertise and come with a high profit margin.

Zhejiang Leiya’s inverter product selection includes off-grid inverters, 12v inverters, and 24v inverters, which all use either pure sine or modified sine wave inverters ranging from 75 watts to 3000 watts and are all compatible with solar energy powering. We also manufacture gasoline generators, such as Alternating Current (“AC”) generators and Direct Current (“DC”) generators, and battery chargers. Finally, we produce various inverter generators, including AC inverter generators and DC inverter generators. In 2023, we launched several new products, including stacked energy storage system, hybrid solar inverter, and BDS series portable power station.

In the future, we are expected to explore the development of clean energy product series. For inverters, our product selection will mainly focus on pure sine wave inverters and hybrid inverters, such as off-grid inverter and on/off-grid inverter. For generators, we are currently looking to resolve technical difficulties in the industry and developing more powerful generators with more fuel choices and cleaner energy. We are also in the process of developing power wall, which integrates hybrid inverter, a battery management system (BMS), and lithium battery.

Transfers of Cash to and from Our Subsidiaries

Erayak Power Solution Group Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries in China. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Erayak Power Solution Group Inc. is permitted under the Cayman Islands laws to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Erayak HK is also permitted under the laws of Hong Kong to provide funding to Erayak Power Solution Group Inc. and Erayak BVI through dividend distribution without restrictions on the amount of the funds. The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary, through the way of current lending. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Cayman Islands Companies Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Erayak to Erayak HK or from Erayak HK to Erayak. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to Erayak HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A ordinary shares.

The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we may rely on payments made from our PRC subsidiaries, i.e., Ruike, Zhejiang Leiya and Wenzhou New Forcus, to Erayak WFOE, from Erayak WFOE to Erayak HK, from Erayak HK to Erayak BVI, and finally from Erayak BVI to Erayak. Certain payments from our PRC subsidiaries to Erayak HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, except for the transfers and loans made by Zhejiang Leiya and Erayak WFOE on behalf of the holding company to fulfill certain maintenance requirements in Cayman Islands and legal expenses relating to this offering, our PRC subsidiaries have not made any other transfers, loans, or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Erayak HK. As of the date of this prospectus, Erayak WFOE currently does not have any plan to declare and pay dividends to Erayak HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Erayak HK intends to apply for the tax resident certificate when Erayak WFOE plans to declare and pay dividends to Erayak HK. When Erayak WFOE plans to declare and pay dividends to Erayak HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

The Company does not expect to pay any cash dividends in the foreseeable future as it intends to use the earnings for research and development, to develop new products and to expand its operations.

During the six months ended June 30, 2023 and the fiscal years ended December 31, 2022, 2021, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

For the Six Months Ended June 30, 2023
No.	Transfer From	Transfer To	Approximate Value ($)	Purpose
1	Wenzhou New Focus	Zhejiang Leiya	1,828,664	Payment for purchase of products from Zhejiang Leiya

For the Year Ended December 31, 2022
No.	Transfer From	Transfer To	Approximate Value ($)	Purpose
1	Erayak HK	Erayak	1,000	Bank account maintenance fee
2	Zhejiang Leiya	Erayak HK	339,700	Listing expenses, including audit, legal, registration, and director investigation expenses
3	Erayak HK	Zhejiang Leiya	10,846	Board expenses and F1 filing fee
4	Wenzhou New Focus	Zhejiang Leiya	2,305,550	Payment for purchase of products from Zhejiang Leiya

For the Year Ended December 31, 2021
No.	Transfer From	Transfer To	Approximate Value ($)	Purpose
1	Zhejiang Leiya	Erayak WFOE	39,275	Payment of Erayak legal expenses
2	Erayak WFOE	Erayak	39,275	As a loan to pay for legal expenses of Erayak
3	Wenzhou New Focus	Erayak WFOE	9,456	Payment of Erayak legal expenses
4	Erayak WFOE	Erayak	9,456	As a loan to pay for legal expenses of Erayak
5	Wenzhou New Focus	Zhejiang Leiya	5,110,109	Payment for purchase of products from Zhejiang Leiya

Implications of Holding Foreign Company Accountable Act (“HFCAA”)

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditors, TPS Thayer and Fortune CPA, the independent registered public accounting firms, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TPS Thayer and Fortune CPA’s compliance with applicable professional standards. TPS Thayer is headquartered in Sugar Land, Texas and Fortune CPA is headquartered in Orange, California. As of the date of this prospectus, neither TPS Thayer nor Fortune CPA is included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 33.

PRC Regulatory Permissions

In accordance with PRC regulations, a domestic company is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Ruike, Zhejiang Leiya and Wenzhou New Focus were established as domestic companies; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Regulatory Permissions

Our Subsidiaries currently have obtained all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business license and agency bookkeeping license. The business license is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. The agency bookkeeping license is issued by the financial department to enterprises, allowing enterprises to accept entrusted bookkeeping business. The business license and agency bookkeeping license are the only two permissions and approvals that our PRC subsidiaries are required to obtain to conduct our business in China. In addition, Erayak BVI and Erayak HK are not required to obtain any permissions or approvals from any Chinese authorities to operate our business as of the date of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license and permit requirements. If we or our Subsidiaries inadvertently conclude that such permissions and approvals relating to the operations of our business are not required, fail to obtain and maintain such approvals, licenses or permits required for our business, or fail to respond to changes in the applicable laws, regulations, interpretations and regulatory environment, we or our subsidiaries could be subject to liabilities, monetary penalties and even operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As confirmed by our PRC counsel, Gaopeng & Partners, we and our Subsidiaries are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Network Data Security Administration Draft. However, the changing applicable laws, regulations or interpretations may require us to do so in the future. Accordingly, any future failure to obtain prior approval of the CSRC, CAC, or any other Chinese authorities for the listing and trading of our Class A ordinary shares on a foreign stock exchange could have a material adverse effect upon our business. If we or our subsidiaries inadvertently conclude that such approval or permission is not required, fail to obtain and maintain such approval or permission required, we or our subsidiaries may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek CSRC, CAC approval. These sanctions may include fines and penalties on our operations in China, limitations on our operations in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation, prospects, the trading price of our Class A ordinary shares, and the ability to offer the securities being registered to foreign investors.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our ordinary shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed offering would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of the offerings in connection with this registration statement. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 17.

As of the date of this prospectus, according to our PRC counsel, Gaopeng & Partners, although we are required to complete the filing procedure in connection with our offerings under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us” on page 16, “Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 19, and “We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers” on page 24.

Although we have not received any denial to continue to list on the U.S. exchange or conduct our daily business operation, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval” on page 35 and “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers” on page 29.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Approval	Recipient	Issuing body	Date of grant	Validity
Business License	Wenzhou Wenjie Information Technology Co. Ltd.	Wenzhou Market Supervision and Administration Bureau	December 11, 2019	Until December 10, 2069
Business License	Zhejiang Leiya Electronics Co. Ltd.	Wenzhou Market Supervision and Administration Bureau	April 27, 2009	Long-term without an expiration date
Certificate of customs declaration unit registration	Zhejiang Leiya Electronics Co. Ltd.	Wenzhou Customs of PRC	September 19, 2014	Long-term without an expiration date

Business License	Wenzhou New Focus Technology & Electronic Co., Ltd.	Wenzhou Market Supervision and Administration Bureau	August 12, 2020	Long-term without an expiration date
Certificate of customs declaration unit registration	Wenzhou New Focus Technology & Electronic Co., Ltd.	Wenzhou Customs of PRC	September 7, 2018	Long-term without an expiration date
Business License	Ruike Electronics (Wenzhou) Co., Ltd.	Wenzhou Market Supervision and Administration Bureau	December 5, 2023	Long-term without an expiration date

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, The CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Summary of Risk Factors

Investing in our Class A ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 16 of this prospectus.

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 16 of this prospectus, include but are not limited to the following:

●	“Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” See page 16.

●	“The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” See page 17.

●	“Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.” See page 19.

●	“There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” See page 20.

●	“PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.” See page 20.

●	“We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.” See page 22.

●	“PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.” See page 22.

●	“Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” See page 23.

●	“We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.” See page 29.

●	“Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.” See page 35.

●	“The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” See page 33.

●	“The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” See page 35.

●	“To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.” See page 28.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are generally applicable to public companies. These provisions include, but are not limited to:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in assessing our internal control over financial reporting under the Sarbanes-Oxley Act of 2002.

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such an earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in the market value of our Class A ordinary shares held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by US residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are US citizens or residents, (2) more than 50% of our assets are located in the United States, or (3) our business is administered principally in the United States.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because Lingyi Kong, our chairman of the Board and chief executive officer, holds 54.55% of our total issued and outstanding Class A ordinary shares and is able to exercise 83.87% of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive office is located at No. 528, 4th Avenue, Binhai Industrial Park, Wenzhou, Zhejiang Province, People’s Republic of China. The telephone number of our principal executive offices is +86-577-86829999. Our registered agent in Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office and our registered agent’s office in Cayman Islands are both at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. We maintain a corporate website at www.erayakgenerator.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Investing in our Class A ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information - D. Risk Factors” in the Annual Report on Form 20-F for the year ended December 31, 2022, which is herein incorporated by reference. In addition, you should consider the risk factors in any prospectus supplement. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

The financial and taxation solution services industry in China is subject to extensive regulation. Related laws and regulations are relatively new and evolving. The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the financial and taxation solution services industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, financial and taxation solution services businesses in China, including our business. We cannot assure you that we will be able to maintain our existing licenses or obtain new ones. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing. According to the Circular, we can reasonably arrange the timing for submitting the filing application with the CSRC, and shall complete the filing with the CSRC in accordance with the Trial Measures within three years of the offering. In sum, we are subject to the filing requirements of the CSRC for this offering under the Trial Measures.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

As of the date of this prospectus, according to our PRC counsel, Gaopeng & Partners, although we are required to complete the filing procedure in connection with our offering under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A ordinary shares.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our operating entity or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The process for sending the proceeds from this offering back to China may take as long as six months after the closing of this offering.

Any loans to the PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries or may make additional capital contributions to our PRC subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiaries cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering to fund our PRC operating subsidiaries, to invest in or acquire any other PRC companies through our PRC Subsidiaries, which may adversely affect our business, financial condition and results of operations.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A ordinary shares, financial condition and results of operations may be materially and adversely affected.

We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

The recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities and the supervision on listings by China-based companies in foreign countries, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based companies listed in foreign countries, and provided that the special provisions of the State Council on offering and listing by those companies in foreign countries limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified. As these opinions were newly issued and there are no further explanations or detailed rules and regulations with respect to such opinions, there are still uncertainties regarding the interpretation and implementation of such opinions. And new rules or regulations promulgated in future could impose additional requirements on us.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor”, who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the Offering of the Shares.

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the PRC Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008, and as amended in December 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

We conduct all of our business through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds” on page 37 of this prospectus, as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa 2015 No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our PRC subsidiaries. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiaries. If the PRC subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Erayak, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors — Governmental control of currency conversion may affect the value of your investment.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “Risk Factors — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of their respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our business may be materially and adversely affected if any of our PRC subsidiary declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our ordinary shares could be rendered worthless.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct most of our operations in China and most of our assets are located in China. In addition, substantially all our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Enforceability of Civil Liabilities” on page 69.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementing of rules under Article 177 have to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and all of our officers and directors reside outside the U.S.

Although we are incorporated in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the metaverse industry.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the metaverse industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. Our buyers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditors, TPS Thayer and Fortune CPA, the independent registered public accounting firms, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TPS Thayer and Fortune CPA’s compliance with applicable professional standards. TPS Thayer is headquartered in Sugar Land, Texas and Fortune CPA is headquartered in Orange, California. As of the date of this prospectus, Neither TPS Thayer nor Fortune CPA is included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Despite that we have a U.S.-based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include, but are not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We believe that the CSRC’s approval is not required for the listing and trading of our Class A ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

A copy of our memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Cayman Islands Companies Act on June 14, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding ordinary share are fully paid and non-assessable. Our Class A ordinary shares are issued in book entry, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our Class A ordinary shares will not receive a certificate in respect of such Class A ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A ordinary shares.

Our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, of which 450,000,000 shares are Class A ordinary shares and 50,000,000 shares are Class B ordinary shares, par value US$0.0001 per share. Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share (the Converting Class B Shareholder) delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to these Articles shall be effected by redeeming the relevant Class B ordinary shares and in consideration therefor issuing fully-paid Class A ordinary shares in equal number to the Converting Class B Shareholder. Such conversion shall become effective forthwith upon entries being made in the register of members to record the conversion of the relevant Class B ordinary shares as Class A ordinary shares. There is no transfer restriction on our Class B ordinary shares.

As of the date of this prospectus, there are currently 14,000,000 Class A ordinary shares and 1,000,000 Class B ordinary shares issued and outstanding.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the directors may declare and pay out of the funds of the Company lawfully available for such purpose a distribution at a time and of an amount they think fit.

Subject to the Cayman Islands Companies Act requirements regarding the application of a company’s share premium account, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company.  At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A ordinary share and twenty (20) votes for each Class B ordinary share which such shareholder holds. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by any shareholder present in person or by proxy entitled to vote.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the directors. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	purchase our own shares including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase;

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Islands Companies Act including out of capital; and

(d)	permit the surrender of fully paid shares for no consideration.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of our profits, share premium account, or the proceeds of a fresh issue of shares, and if so authorized by the memorandum and articles of association, out of capital.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of ordinary share complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary share to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary share are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary share are not fully paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share without giving any reason.

If our directors refuse to register a transfer, they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Inspection of Books and Records

Holders of our ordinary share will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. In the event that the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least seven days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting, and that business’s general nature. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy one or more shareholders holding in aggregate at least one-third of the votes representing the paid up share capital of our company entitled to vote on resolutions of the shareholders to be considered at the meeting.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same time and place on the next business day or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

The office of a director shall be vacated if:

(a)	he gives notice in writing to us that he resigns the office of director;

(b)

he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	he is found to be or becomes of unsound mind; or

(e)	all the other directors (being not less than two in number) resolve that he should be removed as a director.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum and articles of association.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of our company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorised signatory of our company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the directors may think fit and may also authorize any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of our company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of our company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with our company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of our company in which any director or alternate director shall be in any way interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to our company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of our Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

Subject to the Cayman Islands Companies Act, our company may by special resolution be wound up voluntarily.

If our company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. The aforesaid is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

If our company shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of our company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) 75% in value of the shareholders or class of shareholders or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provides that every director, alternate director or officer shall be indemnified out of the assets of our company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default. No such director, alternate director or officer shall be liable to our company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

Expenses, including legal fees, incurred by a director, alternate director or officer, or former director, alternate director or officer in defending any legal, administrative or investigative proceedings may be paid by our company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such director, alternate director or officer is not entitled to be indemnified by our company and upon such terms and conditions, if any, as our company deems appropriate.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Islands Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. In the event that the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director shall be vacated if (a) he gives notice in writing to us that he resigns the office of director, (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office, (c) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally, (d) he is found to be or becomes of unsound mind, or (e) all the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that its shareholders approve, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction, resulting in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote. The bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote. If so provided in the certificate of incorporation, they may also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Law (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Law (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Law (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We plan to list our ordinary shares on Nasdaq under the symbol “RAYA”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A ordinary shares in this offering sufficient to satisfy applicable listing criteria, our Class A ordinary shares will in fact be listed.

If the application is approved, trading of our Class A ordinary shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Class A ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is VStock Transfer, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Erayak. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Erayak, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization Erayak; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2022 Annual Report which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$14,760
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2023.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus have been so included in reliance on the report of TPS Thayer, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of TPS Thayer is located at 1600 Hwy 6 Suite 100, Sugar Land, TX 77478.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Gaopeng & Partners, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws.  Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by our counsel as to Cayman Islands law, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against our company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against our company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 20-F for the year ended December 31, 2022 (File No. 001-41568), filed on May 15, 2023 (including any exhibits, except where otherwise noted); and

●	our Reports on Form 6-K furnished to the SEC on May 18, 2023, June 14, 2023, June 28, 2023, October 16, 2023, November 20, 2023, November 21, 2023 and December 1, 2023 that we incorporate by reference into this prospectus.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Erayak Power Solution Group Inc.

No. 528, 4th Avenue

Binhai Industrial Park

Wenzhou, Zhejiang Province

People’s Republic of China 325025

+86-577-86829999

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1	Description of Securities (incorporated by reference to Exhibit 2.2 to our annual report on Form 20-F filed with the SEC on May 15, 2023)
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Harneys, Cayman Islands counsel of Erayak Power Solution Group Inc, regarding the validity of securities being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, United States counsel of Erayak Power Solution Group Inc, regarding the validity of debt securities being registered
23.1+	Consent of TPS Thayer
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Filed herewith

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenzhou, on March 28, 2024.

Erayak Power Solution Group Inc.

By:	/s/ Lingyi Kong
Lingyi Kong
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lingyi Kong	Chief Executive Officer and Chairman of the Board of Director	March 28, 2024
Name: Lingyi Kong	(Principal Executive Officer)

/s/ Lanling Gu	Chief Financial Officer	March 28, 2024
Name: Lanling Gu	(Principal Accounting and Financial Officer)

/s/ Wang-Ngai Mak	Director	March 28, 2024
Name: Wang-Ngai Mak

/s/ Jizhou Hou	Independent Director	March 28, 2024
Name: Jizhou Hou

/s/ Jing Chen	Independent Director	March 28, 2024
Name: Jing Chen

/s/ Tsang Sheung	Independent Director	March 28, 2024
Name: Tsang Sheung

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 28, 2024.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President